As filed with the Securities and Exchange Commission on May 12, 2020 Registration No. 333-[______]
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3156167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2 Mill & Main Place, Suite 395, Maynard, Massachusetts	01754
(Address of Principal Executive Offices)	(Zip Code)

AquaBounty Technologies, Inc. 2016 Equity Incentive Plan
(Full Title of the Plans)
David A. Frank Chief Financial Officer AquaBounty Technologies, Inc. 2 Mill & Main Place, Suite 395 Maynard, Massachusetts 01754
(Name and address of agent for service)
(978) 648-6000
(Telephone number, including area code, of agent for service)
Copies to:
Jocelyn M. Arel, Esq. Michael J. Minahan, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Telephone: (617) 570-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☐    Accelerated filer  ☐
Non-accelerated filer  ☑    Smaller reporting company  ☑
Emerging growth company  ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
AquaBounty Technologies, Inc. 2016 Equity Incentive Plan Common Stock, par value $0.001 per share	83,458		$1.88	(2)	$156,901.04	$20.37
	15,000		$2.12	(2)	$31,800.00	$4.13
	256,000		$2.22	(2)	$568,320.00	$73.77
	35,000		$2.37	(2)	$82,950.00	$10.77
	15,000		$2.47	(2)	$37,050.00	$4.81
	1,045,542	(3)	$1.81	(4)	$1,892,431.02	$245.64
Total	1,450,000				$2,769,452.06	$359.47

(1)
This Registration Statement also covers, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), an indeterminate number of additional common shares (“Common Shares”) of AquaBounty Technologies, Inc. (the “Registrant”) that may result from subdivisions, consolidations, reclassifications, or similar transactions of the Common Shares; the payment of share dividends by the Registrant; or other relevant changes in the capital of the Registrant.

(2)
Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3)
Represents Common Shares reserved for issuance pursuant to future awards under the AquaBounty Technologies, Inc. 2016 Equity Incentive Plan. Shares available for issuance under the 2016 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on April 14, 2017 (File No. 333-217321).

(4)
Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Shares as reported on the NASDAQ Capital Market on May 5, 2020, a date that is within five business days prior to filing.

(5)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed to register an additional 1,450,000 shares of the Registrant’s common stock, $0.001 par value per share, under the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”). The additional shares are of the same class as the other securities relating to the 2016 Plan for which the Registrant's registration statement on Form S-8 (File No 333-217321), filed on April 14, 2017, is effective. The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-217321) is hereby incorporated by reference pursuant to General Instruction E.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
The following documents filed with the SEC by the Registrant are hereby incorporated by reference in this Registration Statement:

•
The Registrant’s effective Registration Statement on Form S-1 (File No. 333-235919), originally filed with the SEC on January 15, 2020, as amended on February 3, 2010, and on February 10, 2020, including the description of the Registrant’s common stock contained therein, and any amendment or report filed for the purposes of updating such description;

•	The Registrant’s Annual Report on Form 10-K filed with the SEC on March 10, 2020;

•	The Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 5, 2020; and

•	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 10, 2020; April 29, 2020; and May 5, 2020.
In addition, all of the Registrant’s reports filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to filing a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.  Exhibits.
The following documents are filed as exhibits to or incorporated by reference in this Registration Statement:

Exhibit Number	Description
3.1*
Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10, filed on November 7, 2016).

3.2*
Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2017).

3.3*
Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, filed on January 15, 2020).

3.4*	Amended and Restated Bylaws of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10, filed on November 7, 2016).
4.1*	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, filed on November 7, 2016).
5.1	Opinion of Goodwin Procter LLP.
10.1*	AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form 10, filed on November 7, 2016).
10.2*	Amendment No. 1 to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2019).
10.3*	Amendment No. 2 to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on April 29, 2020).
10.4*
Form of Stock Option Agreement pursuant to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form 10, filed on December 12, 2016).

Exhibit Number	Description
10.5*
Form of Restricted Stock Agreement pursuant to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form 10, filed on December 12, 2016).

23.1	Consent of Wolf & Company, P.C.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
*Incorporated herein by reference as indicated.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maynard, Commonwealth of Massachusetts, on May 12, 2020.

AQUABOUNTY TECHNOLOGIES, INC.
By:	/s/ Sylvia Wulf
Sylvia Wulf
Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated. In addition, each person whose signature appears below constitutes and appoints David A. Frank and Angela M. Olsen, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (1) sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and (2) file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act in person, and hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Sylvia Wulf	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 12, 2020
Sylvia Wulf

/s/ David A. Frank	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2020
David A. Frank

/s/ Richard J. Clothier	Chairman of the Board, Director	May 12, 2020
Richard J. Clothier

/s/ Alana D. Czypinski	Director	May 12, 2020
Alana D. Czypinski

/s/ Theodore J. Fisher	Director	May 12, 2020
Theodore J. Fisher

/s/ Richard L. Huber	Director	May 12, 2020
Richard L. Huber

/s/ Christine St.Clare	Director	May 12, 2020
Christine St.Clare

/s/ Rick Sterling	Director	May 12, 2020
Rick Sterling

/s/ James C. Turk	Director	May 12, 2020
James C. Turk